Exhibit 99.1

Willis and Towers Watson Shareholders Approve Merger

Shareholders Vote to Create Leading Global Advisory, Broking and Solutions Firm

Transaction Expected to Close Very Early in the New Year

LONDON and ARLINGTON, Va. – (December 11, 2015) – Willis Group Holdings (NYSE:WSH) and Towers Watson (Nasdaq:TW) have announced the preliminary results of their respective special meetings of shareholders that were held earlier today. Shareholders of each company approved the proposals necessary to complete the merger of equals transaction. The companies expect that the transaction will close very early in the New Year, subject to customary closing conditions, including the receipt of certain regulatory approvals.

“We are pleased with the outcome of today’s vote and thank all of our shareholders for their support,” said John Haley, Chairman and Chief Executive Officer of Towers Watson. “We are confident that combining Towers Watson and Willis will accelerate both companies’ long-term strategies and create substantial incremental value for shareholders. We look forward to working with Willis to successfully complete the transaction and realize the full benefits of the merger for all of our stakeholders.”

Dominic Casserley, Chief Executive Officer of Willis, added, “With the support of our shareholders, we are now focused on completing the transaction, successfully integrating the businesses and realizing the combination’s full value creation potential. These efforts are well underway, and we expect that they will create substantial incremental shareholder value through revenue, cash flow, and EBITDA growth superior to what either company could achieve independently.”

At Willis’s Extraordinary General Meeting of Shareholders, shareholders approved a proposal that Willis issue new shares to Towers Watson shareholders as required to complete the merger. Shareholders also approved proposals to change the name of the combined company to Willis Towers Watson upon completion of the merger and to execute a reverse stock split in which every 2.6490 Willis shares would be converted to one share, allowing Towers Watson shareholders to receive one post-split Willis share for each Towers Watson share.

At Towers Watson’s Special Meeting of Stockholders, shareholders voted in favor of a proposal to approve the merger agreement with Willis, the only Towers Watson shareholder approval required for Towers Watson to complete the merger. In other business at the meeting, Towers Watson shareholders approved, on a non-binding, advisory basis, specified compensation arrangements between Towers Watson and its named executive officers relating to the transactions contemplated by the Merger Agreement.

Additional information is available at www.willisandtowerswatson.mergerannouncement.com.

About Willis Group

Willis Group Holdings plc is a leading global risk advisory, re/insurance broker and human capital and benefits firm. With roots dating to 1828, Willis operates today on every continent with more than 18,000 employees in over 400 offices. Willis offers its clients superior expertise, teamwork, innovation and market-leading products and professional services in risk management and transfer. Our experts rank among the world’s leading authorities on analytics, modelling and mitigation strategies at the intersection of global commerce and extreme events. Find more information at our website, www.willis.com, our leadership journal, Resilience, or our up-to-the-minute blog on breaking news, WillisWire. Across geographies, industries and specialisms, Willis provides its local and multinational clients with resilience for a risky world.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 16,000 associates around the world, the company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Learn more at towerswatson.com.

Responsibility Statement

The directors of Willis accept responsibility for the information contained in this document other than that relating to Towers Watson, the Towers Watson Group and the directors of Towers Watson and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Willis (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information. The directors of Towers Watson accept responsibility for the information contained in this document relating to Towers Watson, the Towers Watson Group and the directors of Towers Watson and members of their immediate families, related trusts and persons connected with them. To the best of the knowledge and belief of the directors of Towers Watson (who have taken all reasonable care to ensure that such is the case) the information contained in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. These statements include, but are not limited to, the expected closing of the merger; the benefits of the business combination transaction involving Towers Watson and Willis Group, including the combined company’s future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Towers Watson’s and Willis Group’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of the transaction to close for any reason; the risk that the businesses will not be integrated successfully; the risk that anticipated cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers and competitors; changes in general economic, business and political conditions, including changes in the financial markets; significant competition; compliance with extensive government regulation; the combined company’s ability to make acquisitions and its ability to integrate or manage such acquired businesses. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s Annual Report on Form 10-K filed on August 14, 2015, which is on file with the Commission, and under “Risk Factors” in the joint proxy statement/prospectus.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Neither Towers Watson or Willis Group undertakes an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

Contact Information

Willis Contacts:	Towers Watson Contacts:

Investor Contact	Investor Contact
Matt Rohrmann	Aida Sukys
matt.rohrmann@willis.com	aida.sukys@towerswatson.com
+1 212 915 8180	+1 703-258-8033

Media Contacts	Media Contacts
Miles Russell	Sard Verbinnen & Co
+44 (0) 7903 262118 /+44 (0) 20 3124 7446	Michael Henson/Conrad Harrington
+44 (0) 20 3178 8914
Stephen Cohen stephen.cohen@teneostrategy.com + 1 212 886 9332	Bryan Locke/Jenny Gore +1 312 895 4700

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